SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 26, 2022

ENPRO INDUSTRIES, INC
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2022, the board of directors of EnPro Industries, Inc. (the “Company”) approved an amendment and restatement of the Company’s amended and restated bylaws (as so amended and restated, the “Amended Bylaws”), effective as of such date. Among other matters, the Amended Bylaws update certain procedural requirements related to director nominations by shareholders in light of the recently effective “universal proxy” rules set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The amendments effected by the Amended Bylaws include: (i) enhanced requirements regarding the information shareholders must submit and representations shareholders must make in connection with providing advance notice of shareholder meeting proposals and director nominations; (ii) requirements for shareholders submitting such proposals or director nominations to supplement the information provided in the notice as of the record date and, generally, as of ten (10) days prior to the relevant shareholder meeting; (iii) a requirement that a shareholder or a qualified representative of the shareholder appear at the relevant shareholder meeting to present a nomination or other business under the advance notice provisions; (iv) a prohibition against a shareholder nominating a greater number of persons for election to the board of directors than are subject to election at the applicable shareholder meeting; (v) a requirement that a shareholder proposing a matter for a vote by shareholders at a meeting solicit proxies from holders of shares with voting power sufficient to approve the matter; (vi) a requirement that a shareholder proposing director nominations comply with the requirements of Rule 14a-19, which requires the shareholder to solicit proxies from holders of shares representing 67% of the voting power of shares entitled to vote in the election of directors; (vii) a requirement that for an individual to be eligible for election as a director the individual must complete a questionnaire in a form provided by the Company to provide information relevant to election as a director, including with respect to background, qualifications, stock ownership and independence, and represent that he or she is not and, if elected as a director during his or her term of office, will not become a party to any agreement, arrangement or understanding specifying how he or she is to act or vote as a director on any issue or question; (viii) a requirement that a shareholder soliciting proxies from other shareholders use a proxy card color other than white; and (ix) provisions permitting shareholder meetings to be held by means of remote communication as determined by the board of directors.  Under the Amended Bylaws, the requirements listed above do not apply to any proposal made in accordance with Rule 14a-8 under the Exchange Act to be included in the Company’s proxy statement.  The Amended Bylaws also effected certain other administrative, modernizing, clarifying, and conforming changes, and changes in furtherance of gender neutrality.

The foregoing description of the changes effected by the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, which is filed herewith as Exhibit 3.1 and incorporated herein by reference. A marked copy of the Amended Bylaws, which indicates the changes from the prior version of the Company’s amended and restated bylaws, is filed herewith as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of EnPro Industries, Inc., dated October 26, 2022.
3.2	Amended and Restated Bylaws of EnPro Industries, Inc., dated October 26, 2022 (marked to show changes against prior version).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:          October 31, 2022

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary